#001 The George Putnam Fund of Boston
7/31/04 Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A

Putnam Management has agreed to assume certain expenses incurred by the fund in connection with allegations of improper short term trading activity. During the fund's fiscal period, legal, shareholder servicing and communication, audit, and Trustee fees incurred by the fund and assumed by Putnam Management were $110,550.



72DD1 (000s omitted)

Class A	 	$71,322
Class B         15,606
Class C          1,082

72DD2 (000s omitted)

Class M		$3,564
Class R		     -
Class Y		21,370

73A1

Class A		$0.332
Class B 		 0.205
Class C		 0.206

73A2

Class M 		$0.250
Class R		 0.307
Class Y		 0.375

74U1 (000s omitted)

Class A		 196,526
Class B		  65,484
Class C		   4,474

74U2 (000s omitted)

Class M		  12,964

Class R		      8
Class Y		 50,040

74V1

Class A		$16.91
Class B		 16.73
Class C		 16.81

74V2

Class M		$16.74
Class R		 16.89
Class Y		 16.95